EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			17-008

Date: April 23, 2017	Contact:	Erik Staffeldt
Vice President - Finance & Accounting

Helix Reports First Quarter 2017 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported a net loss of $16.4 million, or $(0.11) per diluted share, for the first quarter of 2017 compared to a net loss of $27.8 million, or $(0.26) per diluted share, for the same period in 2016 and a net loss of $54.4 million, or $(0.46) per diluted share, for the fourth quarter of 2016.

Helix reported Adjusted EBITDA1 of $14.6 million for the first quarter of 2017 compared to $1.0 million for the first quarter of 2016 and $26.9 million for the fourth quarter of 2016.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Our first quarter results for 2017, as compared to the prior year, benefited from a rebound in activity levels in the North Sea well intervention business and high utilization for the Q5000 in the Gulf of Mexico. The robotics business still suffers from weak market conditions reflecting a lack of subsea infrastructure spending. As we were pleased to announce last week, the Siem Helix 1 commenced operations in Brazil in mid-April after a prolonged acceptance and inspection process.”

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016

Revenues	$104,528	$91,039	$128,031

Gross Profit (Loss)	$(825)	$(16,930)	$17,604
	-1%	-19%	14%

Goodwill Impairment	$—	$—	$(45,107)

Non-cash Losses on Equity Investment	$—	$—	$(1,674)

Net Loss	$(16,415)	$(27,823)	$(54,413)

Diluted Loss Per Share	$(0.11)	$(0.26)	$(0.46)

Adjusted EBITDA [1]	$14,622	$1,022	$26,889

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.
Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Revenues:
Well Intervention	$74,621	$46,056	$79,738
Robotics	21,968	31,994	40,775
Production Facilities	16,375	18,482	17,791
Intercompany Eliminations	(8,436)	(5,493)	(10,273)
Total	$104,528	$91,039	$128,031

Income (Loss) from Operations:
Well Intervention	$1,418	$(16,688)	$7,723
Robotics	(16,306)	(12,750)	(5,476)
Production Facilities	6,924	7,183	8,636
Goodwill Impairment	—	—	(45,107)
Corporate / Other	(9,962)	(8,669)	(10,600)
Intercompany Eliminations	221	168	170
Total	$(17,705)	$(30,756)	$(44,654)

Business Segment Results

•
Well Intervention revenues decreased 6% in the first quarter of 2017 from the fourth quarter of 2016 and overall Well Intervention vessel utilization in the first quarter of 2017 decreased to 59% from 62% in the fourth quarter of 2016. The Q4000 utilization decreased to 83% in the first quarter of 2017 from 100% in the fourth quarter of 2016. The vessel began dry-dock activities mid-March and was out of service the last 15 days of the quarter. The Q5000 utilization increased to 97% in the first quarter of 2017 from 84% in the fourth quarter of 2016. In the North Sea, the Well Enhancer utilization was 60% in the first quarter of 2017 compared to 78% in the fourth quarter of 2016. The Seawell utilization increased to 53% in the first quarter of 2017 from 47% in the fourth quarter of 2016. The Skandi Constructor remained idle in the first quarter of 2017 and the charter term expired at the end of the quarter. The rental intervention riser system was on-hire for 38 days, 42% utilized, during the first quarter of 2017.

•
Robotics revenues decreased 46% in the first quarter of 2017 from the fourth quarter of 2016. The decrease in revenue was primarily driven by overall weak market activity in addition to low seasonal activity in the North Sea. Chartered vessel utilization decreased to 37% in the first quarter of 2017 from 68% in the fourth quarter of 2016, and ROV asset utilization decreased to 36% in the first quarter of 2017 from 47% in the fourth quarter of 2016.

•
Production Facilities revenues decreased 8% in the first quarter of 2017 from the fourth quarter of 2016, reflecting the reduced retainer fees from the amended and extended HFRS agreement that became effective February 1, 2017.

Other Expenses

•
Selling, general and administrative expenses were $16.8 million, 16.1% of revenue, in the first quarter of 2017 compared to $18.4 million, 14.4% of revenue, in the fourth quarter of 2016. The decrease was primarily attributable to charges associated with the provision for the uncertain collection of a portion of existing trade and note receivables that amounted to $1.2 million and $3.2 million, respectively, for the first quarter of 2017 and the fourth quarter of 2016, offset in part by increased costs associated with our stock compensation plans.

•
Net interest expense decreased to $5.2 million in the first quarter of 2017 from $6.2 million in the fourth quarter of 2016. The decrease was primarily associated with lower debt levels and higher capitalized interest on our capital projects.

•
Other expense, which primarily captures our foreign currency exchange contracts and foreign currency transaction fluctuations, remained constant at $0.5 million in both first quarter of 2017 and fourth quarter of 2016.

Financial Condition and Liquidity

•
In January 2017, we completed a public offering of 26,450,000 shares of our common stock at a price of $8.65 per share. The net proceeds from the offering approximated $220 million after deducting underwriting discounts and commissions and estimated offering expenses.

•
Our total liquidity at March 31, 2017 was approximately $594 million, consisting of $538 million in cash and cash equivalents and $56 million in available capacity under our revolver. Consolidated long-term debt decreased to $609 million in the first quarter of 2017 from $626 million in the fourth quarter of 2016. Consolidated net debt at March 31, 2017 was $72 million. Net debt to book capitalization at March 31, 2017 was 5%. (Net debt and net debt to book capitalization are non-GAAP measures. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $63 million in the first quarter of 2017 compared to $37 million in the fourth quarter of 2016 and $21 million in the first quarter of 2016. In addition, we incurred $13 million in mobilization costs for the Siem Helix 1 and approximately $6 million in mobilization costs for the Siem Helix 2 in the first quarter of 2017 compared to $17 million for the Siem Helix 1 in the fourth quarter of 2016.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its first quarter 2017 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Savings Time Monday, April 24, 2017, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-747-0367 for persons in the United States and 1-212-231-2931 for international participants. The passcode is “Tripodo”. A replay of the conference call will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, gain or loss on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash goodwill impairment charge and non-cash losses on equity investment are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Mar. 31,
(in thousands, except per share data)	2017	2016
	(unaudited)

Net revenues	$104,528	$91,039
Cost of sales	105,353	107,969
Gross loss	(825)	(16,930)
Loss on disposition of assets, net	(39)	—
Selling, general and administrative expenses	(16,841)	(13,826)
Loss from operations	(17,705)	(30,756)
Equity in losses of investment	(152)	(123)
Net interest expense	(5,226)	(10,684)
Other income (expense), net	(535)	1,880
Other income - oil and gas	2,602	2,572
Loss before income taxes	(21,016)	(37,111)
Income tax benefit	(4,601)	(9,288)
Net loss	$(16,415)	$(27,823)

Loss per share of common stock:
Basic	$(0.11)	$(0.26)
Diluted	$(0.11)	$(0.26)

Weighted average common shares outstanding:
Basic	143,244	105,908
Diluted	143,244	105,908

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Mar. 31, 2017	Dec. 31, 2016	(in thousands)	Mar. 31, 2017	Dec. 31, 2016
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$537,726	$356,647	Accounts payable	$74,714	$60,210
Accounts receivable, net	76,725	112,153	Accrued liabilities	58,020	58,614
Current deferred tax assets (2)	—	16,594	Current maturities of long-term debt (1)	67,724	67,571
Other current assets	43,439	37,388	Total Current Liabilities	200,458	186,395
Total Current Assets	657,890	522,782

			Long-term debt (1)	541,664	558,396
			Deferred tax liabilities (2)	148,187	167,351
Property & equipment, net	1,687,835	1,651,610	Other non-current liabilities	49,942	52,985
Other assets, net	86,565	72,549	Shareholders' equity (1)	1,492,039	1,281,814
Total Assets	$2,432,290	$2,246,941	Total Liabilities & Equity	$2,432,290	$2,246,941

(1)
Net debt to book capitalization - 5% at March 31, 2017. Calculated as net debt (total long-term debt less cash and cash equivalents - $71,662) divided by the sum of net debt and shareholders' equity ($1,563,701).

(2)
We elected to prospectively adopt the new FASB guidance with respect to balance sheet classification of deferred taxes in the first quarter of 2017. As a result, deferred tax liabilities at March 31, 2017 were presented net of current deferred tax assets.

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Loss to Adjusted EBITDA:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
	(in thousands)

Net loss	$(16,415)	$(27,823)	$(54,413)
Adjustments:
Income tax benefit	(4,601)	(9,288)	(2,612)
Net interest expense	5,226	10,684	6,232
Loss on repurchase of long-term debt	—	—	4,086
Other (income) expense, net	535	(1,880)	508
Depreciation and amortization	30,858	31,565	29,341
Goodwill impairment	—	—	45,107
Non-cash losses on equity investment	—	—	1,674
EBITDA	15,603	3,258	29,923

Adjustments:
(Gain) loss on disposition of assets, net	39	—	(1,290)
Realized losses from cash settlements of ineffective foreign currency exchange contracts	(1,020)	(2,236)	(1,744)
Adjusted EBITDA	$14,622	$1,022	$26,889

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash goodwill impairment charge and non-cash losses on equity investment are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.